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                                                                  Exhibit 10(ii)

                             LIBERTY FEDERAL BANK
                             EMPLOYMENT AGREEMENT


     This AGREEMENT is made effective as of August 29, 1994 by and between Liberty Federal Bank (the "Bank"), a federally chartered savings institution, with its principal administrative office at One Grant Square, Hinsdale, Illinois 60521 and Fredric G. Novy (the "Executive"). Any reference to the "Company" herein shall mean Alliance Bancorp or any successor thereto.

     WHEREAS, the Company wishes to assure itself of the services of Executive for the period provided in this Agreement; and

     WHEREAS, Executive is willing to serve in the employ of the Bank on a full-time basis for said period.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

1.   POSITION AND RESPONSIBILITIES

     During the period of his employment hereunder, Executive agrees to serve as the Chairman of the Board of Directors. During said period, Executive also agrees to serve, if elected, as an officer and director of any subsidiary or affiliate of the Bank or failure to nominate Executive as director without the consent of the Executive shall constitute a breach of this Agreement.

2.   TERMS AND DUTIES

(a) The term of this Agreement shall be deemed to have commenced as of the date first above written and shall continue for a period of thirty-six (36) full calendar months thereafter. Commencing on the first anniversary date of this Agreement, and continuing at each anniversary date thereafter, the Agreement shall renew for an additional year such that the remaining term shall be three
(3) years unless written notice is provided to Executive at least ten (10) days and not more that twenty (20) days prior to any such anniversary date, that this Agreement shall cease at the end twenty four (24) months following such anniversary date. Prior to the written notice period for non-renewal, the Board of Directors of the Bank ("Board") will conduct a formal performance evaluation of the Executive for purposes of determining whether to extend the Agreement, and the results thereof shall be included in the minutes of the Board's meeting.

(b) During the period of his employment hereunder, except for periods of absence occasioned by illness, reasonable vacation periods, and reasonable leaves of absence, Executive shall devote a substantial portion of his business time, attention, skill, and efforts to the faithful performance of his duties hereunder including activities and services related to the organization, operation and management of the Bank; provided, however, that with the approval of the Board, as evidenced by a resolution of such Board, from time to time, Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in companies or organizations, which, in such Board's judgement, will not present any conflict of interest with the Bank, or materially affect the performance of Executive's duties pursuant to this Agreement.

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3.   COMPENSATION AND REIMBURSEMENT

(a) The compensation specified under this Agreement shall constitute the salary and benefits paid for the duties described in Sections 1 and 2. The Bank shall pay Executive as compensation a salary of not less than $200,000 per year ("Base Salary"). Such Base Salary shall be payable bi-weekly. During the period of this Agreement, Executive's Base Salary shall be reviewed at least annually; the first such review will be made no later than one year from the date of this Agreement. Such review shall be conducted by a Committee designated by the Board, and the Board may increase Executive's Base Salary. The increased Base Salary shall become the "Base Salary" for purposes of this Agreement.

(b) Subject to the next sentence Executive will be entitled to participate in or receive benefits under any employee benefit plans arrangements and perquisites including but not limited to, retirement plans, supplemental retirement plans, pension plans, profit-sharing plans, health-and-accident plan, medical coverage or any other employee benefit plan or arrangement or perquisite made available by the Bank from time to time to permanent full-time employees of the Bank or the Company or to their senior executives and key management employees, subject to and on a basis consistent with the terms, conditions, and overall administration of such plans and arrangements and the bank will not, without Executive's prior written consent, make any changes in such plans, arrangements or perquisites which would adversely affect Executive's rights or benefits thereunder. Notwithstanding the foregoing, Executive will not be eligible to participate in any group health plan (ad defined in Section 4980B of the Internal Revenue Code of 1986 (the "Code")) maintained by the bank or the Company without his written consent therefore. Executive will be entitled to incentive compensation and bonuses as provided in any plan of the Bank in which Executive is eligible to participate. Nothing paid to the Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which the Executive is entitled under this Agreement.

(c)  In addition to the Base Salary provided for by paragraph (a) of this
Section 3, the Bank shall pay or reimburse Executive for all reasonable travel and other reasonable expenses incurred by the Executive's performing his obligations under this Agreement and may provide such additional compensation in such form and such amounts as the Board may from time to time determine.

4.   PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION.

(a) Upon the occurrence of an Event of Termination (as herein defined) during the Executive's term of employment under this Agreement, the provisions of this Section shall apply. As used in this Agreement, an "Event of Termination" shall mean and include any one or more of the following: (i) the termination by the Bank or the Company of Executive's full time employment hereunder for any reason other than a Change in Control, as defined in Section 5(a) hereof or, disability, as defined in Section 6(a) hereof, retirement, as defined in Section
(7) hereof, or for Cause, as defined in Section 8 hereof; (ii) Executive's resignation from the Bank's employ, upon (A) any failure to elect or reelect or to appoint or reappoint Executive as Chairman of the Board of Directors or failure to nominate Executive as director, unless consented to by the Executive,
(B) unless consented to by the Executive, a material change in Executive's function, duties, or responsibilities which change would cause Executive's position to become one of lesser responsibility, importance, or scope from the position and attributes thereof described in Sections 1 and 2, above (and any such material change shall be deemed a continuing breach of this Agreement), unless consented to by the Executive, (C) a relocation of Executive's principal place of employment by the more than 30 miles from its location at the effective date of this Agreement, unless consented to by the Executive (D) a material reduction in the benefits

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and perquisites to the Executive from those being provided as of the effective date of this Agreement, (E) liquidation or dissolution of the Bank or Company, or (F) breach of this Agreement by the Bank. Upon the occurrence of any event described in clauses (A), (B), (C), (D), (E), or (F) above, Executive shall have the right to elect to terminate his employment under this Agreement by resignation upon not less than sixty (60) days prior written notice given within a reasonable period of time not to exceed, except in case of a continuing breach, four calendar months after the event giving rise to said right to elect.

(b) Upon the occurrence of an Event of Termination, the Bank shall pay Executive, or, in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to the greater of : (i) the payments due to the Executive for the remaining term of the Agreement, or (ii) one (1) times Executive's average annual compensation for the three (3) preceding taxable years. Such annual compensation shall include any salary, fees, commissions, bonuses, contributions made or accrued on behalf of the Executive, to any pension and profit sharing plan, severance payments, directors' committee fees, and fringe benefits paid or to be paid to the Executive during such year. At the election of the Executive which election is to be made prior to an Event of Termination, such payments shall be made in a lump sum or paid monthly during the remaining term of this Agreement following the Executive's termination. In the event that no election is made, payment to the Executive will be made on a monthly basis during the remaining term of this Agreement.

(c) Upon the occurrence of an Event of Termination, the Bank will cause to be continued life, medical, dental, and disability coverage substantially identical to the coverage maintained by the Bank for Executive prior to his termination. Such coverage shall cease upon the expiration of the remaining term of this Agreement.

(d)  In the event that the Executive is receiving monthly payments pursuant to
Section 4(b) hereof, on an annual basis, thereafter, prior to the commencement of each calendar year, Executive shall elect whether the balance of the amount payable under the Agreement at the commencement of each calendar year shall be paid in a lump sum or on a pro rata basis. Such election shall be irrevocable for the year for which such election is made.

5.   CHANGE IN CONTROL

(a) For purposes if this Agreement, a "Change in Control" of the Bank or Company shall mean an event of a nature that: (i) would be required to be reported in response to Item 1(a) of the current report on a Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Company within the meaning of the Home Owners' Loan Act of 1933 and the Rules and Regulations promulgated by the Office of Thrift Supervision (or its predecessor agency), as in effect on the date hereof, (provided that in applying the definition of change in control as set forth under the Rules and Regulations of the OTS, the Board shall substitute its judgement for that of the OTS); or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Bank or the Company representing 20% or more of the Bank's or the Company's outstanding voting securities except for any voting securities of the Bank purchased by the Company and any voting securities purchased by any employee benefit plan of the Bank or Company; or (b) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute

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at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction occurs in which the Bank or Company is not the resulting entity; provided however, that such an event listed above will be deemed to have occurred or to have been effectuated upon the receipt of all required federal regulatory approvals not including the laps of any statutory waiting periods; (d) a proxy statement shall be distributed soliciting proxies from stockholders of the Company, by someone other than the current management of the Company seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or bank with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Company shall be distributed; or (e) a tender offer is made for 20% or more of the voting securities of the Bank or the Company then outstanding.

(b) If a Change in Control has occurred pursuant to Section 5(a) hereof or the Board has determined that a Change in Control has occurred, and Executive's employment with the Bank terminations at any time thereafter during the term of this Agreement due to his dismissal or his resignation following any demotion, loss of title or office, or significant reduction in authority or responsibility, significant reduction in annual compensation or benefits or relocation of his principal place of employment by more than 30 miles from its location immediately prior to the Change in Control), unless such termination is because of his death, Termination for Cause or Termination for Disability.

(c) Upon the Executive's entitlement to benefits pursuant to Section 5(b) hereof, the Bank shall pay Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to the greater of :
(i) the payments due for the remaining term of the Agreement or (ii) three (3) times Executive's average annual compensation for three (3) preceding taxable years. Such annual compensation shall include any salary, fees, commissions, bonuses, contributions made or accrued on behalf of the Executive, to any pension and profit sharing plan, severance payments, directors committee fees, and fringe benefits paid or to be paid to the Executive during such year. At the election of the Executive, which election is to be made prior to Executive's termination of employment, such payment may be made in a lump sum or paid in equal monthly installments during the thirty-six (36) months following the Executive's termination. In the event that no election is made, payment to the Executive will be made on a monthly basis during the remaining term of the Agreement.

(d) Upon the Executive's entitlement to benefits pursuant to Section 5(b) hereof, the Bank will cause to be continued life, medical, dental, and disability coverage substantially identical to the coverage maintained by the Bank or the Company for Executive prior to his termination. Such coverage and payments shall cease upon the expiration of thirty-six (36) months.

(e)  In the event that the Executive is receiving monthly payments pursuant to
Section 5(c) hereof, on an annual basis, thereafter, prior to the commencement of each calendar year, Executive shall elect whether the balance of the amount payable under the Agreement at the commencement of such calendar year shall be paid in a lump sum or on a pro rata basis pursuant to such section. Such election shall be irrevocable for the year for which such election is made.

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(f)  Notwithstanding the preceding paragraphs of this Section 5, in the event that:

     (i) the aggregate payments or benefits to be made or afforded to Executive under said paragraph (the "Termination Benefits") would be deemed to include an "excess parachute payment" under Section 280G of the Internal Revenue Code, or any successor thereto, and
     (ii) if such Termination Benefits were reduced to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to three (3) times Executive's "base amount", as determined in accordance with said Section 280G, and the Non-Triggering Amount would be greater than the aggregate value of the Termination Benefits shall be reduced to the Non-Triggering Amount. The application of said Section 280G, and the allocation of the reduction required by the preceding paragraphs of this Section 5, shall be determined by the Executive.

6.   TERMINATION FOR DISABILITY

(a) If, as a result of Executive's incapacity due to physical or mental illness, he shall have been absent from his duties with the Bank on a full-time basis for six (6) consecutive months, and within thirty (30) days after written notice of potential termination is given he shall not have returned to the full-time performance of his duties, the Bank or the Company may terminate Executive's employment for "Disability".

(b) The Bank will pay Executive, as disability pay, a bi-weekly payment equal to three quarters (3/4) of Executive's bi-weekly rate of Base Salary on the effective date of such termination. These disability payments shall commence on the effective date of Executive's termination and will end on the earlier of:
(i) the date Executive returns to the full-time employment of the Bank in same capacity as he was employed prior to his termination for Disability and pursuant to an employment agreement between Executive and the Bank; (ii) Executive's full-time employment by another employer; (iii) Executive attaining the age of 65; or (iv) Executive's death. The disability pay shall be reduced by the amount, if any, paid to the Executive under any plan of the Bank or the Company providing disability benefits to the Executive.

(c) The Bank will cause to be continued life, medical, dental, and disability coverage substantially identical to the coverage maintained by the Bank for Executive prior to his termination for Disability. This coverage and payments shall cease upon the earlier of: (i) the date Executive returns to the full-time employment of the Bank, in the same capacity as he was employed prior to his termination for Disability and pursuant to an employment agreement between Executive and the Bank; (ii) Executive's full-time employment by another employer; or (iii) the Executive's attaining of the age of 65; or (iv) the Executive's death.

(d) Notwithstanding the foregoing, there will be no reduction in the compensation otherwise payable to the Executive during any period during which Executive is incapable of performing his duties hereunder by reason of temporary disability.

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7.   TERMINATION UPON RETIREMENT

     Termination by the Bank of the Executive upon "Retirement" shall mean retirement at age 65 or in accordance with any retirement arrangement established with Executive's consent with respect to him. Upon termination of Executive upon Retirement, Executive shall be entitled to all benefits under retirement plan of the Bank or the Company and other plans to which Executive is a party.

8.   TERMINATION FOR CAUSE

     The term "Termination for Cause" shall mean termination upon intentional failure to perform stated duties, which results in loss to the Bank or one of its affiliates, willful violation of any law, rule regulation (other than traffic violations or similar offenses) or final cease-and-desist order, which results in substantial loss to the bank or one of its affiliates, or any material breach of this Agreement. For purposes of this Section, no act, or the failure to act, on Executive's part shall be "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interests of the Bank or its affiliates. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three fourths of the members of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to Executive and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying Termination for cause and specifying the reasons thereof. The Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause. Any stock options and related limited rights granted to Executive under any stock option plan or any unvested awards granted under any other stock benefit plan of the Bank, the Company or any subsidiary or affiliate thereof, shall become null and void effective upon Executive's receipt of Notice of Termination for Cause pursuant to Section 9 hereof, and shall not be exercisable by Executive at any time subsequent to such termination for cause.

9.   NOTICE

(a) Any purported termination by the Bank or by Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

(b) "Date of Termination" shall mean (A) if Executive's employment is terminated for Disability, thirty (30) days after a Notice of Termination is given (provided that he shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period), and (B) if his employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a Termination for Cause, shall not be less than thirty (30) days from the date such Notice of Termination is given).

(c) If, within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, except upon the occurrence of a change in Control and voluntary termination by the Executive in which case the Date

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of Termination shall be the date specified in the Notice, the Date of
Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgement, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected) and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Bank will continue to pay Executive his full compensation if effect when the notice giving rise to the dispute was given (including, but not limited to, Base Salary) and continue him as a participant in all compensation, benefit and insurance plans in which he was participating when the notice of dispute was given, until the dispute is finally resolved in accordance with this Agreement. Amounts paid under this Section are in addition to other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

10.  POST-TERMINATION OBLIGATIONS

All payments and benefits to Executive under this Agreement shall be subject to Executive's compliance with this Section 10 for one (1) full year after the earlier of the expiration of this Agreement or termination of employment with the Bank. Executive shall upon reasonable notice, furnish such information and assistance to the Bank as may reasonably be required by the Bank in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party.

11.  NON-COMPETITION

(a) Upon any termination of Executive's employment hereunder, Executive agrees not to compete with the Bank and/or the Company for a period of one (1) year following such termination in any city, town, or county in which the Bank and/or the Company has an office or has filed an application for regulatory approval to establish an office determined as of the effective date of such termination, except for Cook County and as otherwise agreed to pursuant to a resolution duly adopted by the Board. Executive agrees that during such period and within said cities, towns and counties, Executive shall not work for or advise, consult or otherwise serve with, directly or indirectly, and entity whose business materially competes with the depository, lending or other business activities of the Bank and/or the Company. The parties hereto, recognizing that irreparable injury will result to the Bank and/or the Company, its business and property in the event of Executive's breach of this Subsection 11(a) agree that in the event of any such breach by Executive, the Bank and/or the Company will be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation hereof by Executive, Executive's partners, agents, servants, employers, employees and all persons acting for or with Executive. Executive represents and admits that in the event of the termination of his employment pursuant to or Section 8 hereof, Executive's experience and capabilities are such that Executive can obtain employment in a business engaged in other lines and/or of a different nature than the Bank and/or the Company, and that the enforcement of a remedy by way of injunction will not prevent Executive from earning a livelihood. Nothing herein will be construed as prohibiting the Bank and/or the Company from pursuing any other remedies available to the Bank and/or Company for such breach or threatened breach, including the recovery of damages from Executive.

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(b)  Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Bank and affiliates thereof, as it may exist from time to time, is a valuable, special and unique asset of the business of the Bank. Executive will not, during or after the term of his employment, disclose any knowledge of the past, present, planned or considered business activities of the Bank or affiliates thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever. Notwithstanding the foregoing, Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Bank. In the event of a breach or threatened breach by the Executive of the provisions of this Section, the Bank will be entitled to an injunction restraining Executive from disclosing, in whole or in part, the knowledge of the past, present, planned, or considered business activities of the Bank or affiliates thereof, or from rendering any services to any person, firm, corporation, other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Bank from pursuing any other remedies available to the Bank for such breach or threatened breach, including the recovery of damages from Executive.

12.  SOURCE OF PAYMENTS

All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Bank. The Company, however, guarantees payment and provision of all amounts and benefits due hereunder to Executive and, if such amounts and benefits due from the Bank are not timely paid or provided by the Bank, such amounts and benefits shall be paid or provided by the Company.

13.  EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFIT PLANS

This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Bank or any predecessor of the Bank and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to the Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

14.  NO ATTACHMENT

(a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary to affect any such action shall be null, void, and of no effect.

(b) This Agreement shall be binding upon, and inure to the benefit of, Executive and the Bank and their respective successors and assigns.

15.  MODIFICATION AND WAIVER

(a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

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(b)  No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

16.  REQUIRED PROVISIONS

(a) The Bank may terminate the Executive's employment at any time, but any termination by the Bank, other than Termination for Cause, shall not prejudice Executive's right to compensation or other benefits under this Agreement. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause as defined in Section 8 hereinabove.

(b) If the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section 8(e)(3) or 8 (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C.
(S)1818(e)(3) or (g)(1)) the Bank's obligations under this contract shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion: (i) pay the Executive all or part of the compensation withheld while their contract obligations were suspended and (ii) reinstate (in whole or in part) any of the obligations which were suspended.

(c) If the Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e)(4) (12 U.S.C. (S)1818(e)(4)) or 8 (g)(1) of the Federal Deposit Insurance Act, (12 U.S.C. (S)1818(e)(4) or (g)(10) all obligations of the Bank under this contract shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

(d)  If the Bank is in default (as defined in Section 3(x)(1) (12 U.S.C.
(S)1813(x)(1)) of the Federal Deposit Insurance Act) all obligations of the Bank under this contract shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

(e) All obligations of the Bank under this contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the institution, (i) by the Federal Deposit Insurance Corporation, at the time FDIC enters into the agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c)
(12 U.S.C. (S) 1823(c)) of the Federal Deposit Insurance Act; or (ii) by the Office of Thrift Supervision ("OTS") at the time the OTS or its District Director approves a supervisory merger to resolve problems related to the operations of the Bank or when the Bank is determined by the OTS or FDIC to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

(f) Any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon compliance with 12 U.S.C.
(S)1828(k) and any regulations promulgated thereunder.

17.  SEVERABILITY

     If, for any reason, any provision of this Agreement, or any part of any provision, is held

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invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

18.  HEADINGS FOR REFERENCE ONLY

     The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

19.  GOVERNING LAW

     This Agreement shall be governed by the laws of the State of Illinois, unless otherwise specified herein.

20.  ARBITRATION

     Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the employee within fifty
(50) miles from the location of the Bank, in accordance with the rules of the American Arbitration Association then in effect. Judgement may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

21.  PAYMENT OF LEGAL FEES

     All reasonable legal fees paid or incurred by Executive pursuant to any dispute or question or interpretation relating to this Agreement shall be paid or reimbursed by the Bank if Executive is successful pursuant to a legal judgement, arbitration or settlement.

21.  INDEMNIFICATION

(a) The Bank shall provide Executive (including his heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense, or in lieu thereof, shall indemnify Executive (and his heirs, executors and administrators) to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Bank (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgements, court costs and attorneys' fees and the cost of reasonable settlements.

22.  SUCCESSOR TO THE BANK

     The Bank shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Bank or the Company, expressly and unconditionally to assume and agree to perform the Bank's obligations under this Agreement, in the same manner and to the same extent that the Bank would be required to perform if no such successor or assignment had taken place.

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

                                   SIGNATURES

     IN WITNESS WHEREOF, Liberty Federal Bank and Alliance Bancorp has caused this Agreement to be executed and its seal to be affixed hereunto by its duly authorized officer, and Executive has signed this Agreement on the 10th day of February, 1997.


ATTEST:                                  LIBERTY FEDERAL BANK



______________________________________   _______________________________________
Richard A. Hojnicki                      Kenne P. Bristol, President
Executive Vice President and Secretary



    SEAL



WITNESS:                                 EXECUTIVE:



______________________________________   _______________________________________
                                         Fredric G. Novy

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